Elicio Therapeutics to Present ELI-002 7P (AMPLIFY-7P) Trial in Progress Poster on Phase 1/2 Study of Lymph Node-Targeted Vaccine at ASCO GI Symposium • AMPLIFY-7P study builds on preliminary positive findings from the 2-peptide formulation of ELI-002 published in Nature Medicine demonstrating tumor biomarker reduction, with strong T cell responses that correlated with reduced risk of relapse and death • ELI-002 7P is a 7-peptide formulation of the therapeutic cancer vaccine designed to stimulate an immune response against the seven KRAS mutations that drive 25% of all solid tumors, potentially defeating resistance mechanisms BOSTON, January 17, 2024 – Elicio Therapeutics, Inc. (Nasdaq: ELTX, “Elicio Therapeutics” or “Elicio”), a clinical-stage biotechnology company developing a pipeline of novel immunotherapies for the treatment of cancer, today announced a Trial in Progress poster presentation on the Phase 1/2 (AMPLIFY-7P) study design at the ASCO Gastrointestinal Cancers (“ASCO GI”) Symposium being held January 18-20, 2024 in San Francisco, CA. The poster describes AMPLIFY-7P, a Phase 1 and randomized Phase 2 study of ELI- 002 7P, an investigational therapeutic cancer vaccine, administered as an adjuvant monotherapy treatment for patients with KRAS-mutated pancreatic ductal adenocarcinoma (“PDAC”). “ELI-002 is an off-the-shelf cancer vaccine candidate developed with our proprietary Amphiphile (“AMP”) platform which provides a new ability to deliver these treatments effectively to the ‘command center’ of the immune response – the lymph nodes – where tumor-fighting T cells are generated and equipped,” said Christopher Haqq, M.D., Ph.D., Elicio’s Executive Vice President, Head of Research and Development, and Chief Medical Officer. “We are progressing our AMP-powered, lymph node-targeted cancer vaccine, ELI-002 7P, as a monotherapy in an adjuvant setting for patients with pancreatic cancer, and recently dosed the first patient in the randomized Phase 2 cohort. This study builds on positive preliminary data demonstrating our 2-peptide formulation of ELI-002 induced robust and durable tumor-directed mKRAS-specific T cell responses which correlated with tumor biomarker reduction or clearance, and reduced risk of relapse and death.” Zev A. Wainberg, M.D., Professor of Medicine, University of California, Los Angeles (UCLA), Co-Director, the UCLA GI Oncology Program, added, “Patients with RAS mutated pancreatic cancers who have positive circulating tumor DNA post-surgery are often quick to relapse. Our current standard of care for these patients is observation – there are no treatments given during this ‘wait and see’ observation window before relapse. As we progress to Phase 2 of the study, we seek to compare ELI-002 7P to our current standard of care to further evaluate its antitumor activity and clinical benefit in the adjuvant setting as well as with bulkier cancer treated at the time of relapse in crossover patients with mKRAS-driven pancreatic cancer.” Poster Presentation Highlights Title: AMPLIFY-7P: Phase 1 and randomized phase 2 study of amphiphile immunotherapy ELI-002 7P as adjuvant treatment for subjects with G12D, G12R, G12V, G12C, G12A, G12S and G13D Kirsten rat sarcoma (KRAS)-mutated pancreatic ductal adenocarcinoma Session Title: Trial in Progress Poster Session B: Cancers of the Pancreas, Small Bowel, and Hepatobiliary Tract Session Time: January 19, 2024, 12:30-2:00 PM PT Presenter: Zev A. Wainberg, M.D., Professor of Medicine, University of California, Los Angeles (UCLA), Co-Director, the UCLA GI Oncology Program Abstract #: TPS720 Poster Bd #: Q9 • ELI-002 7P is an investigational therapeutic cancer vaccine developed with Elicio’s proprietary lymph node-targeting AMP technology to treat cancers driven by seven common mutations in KRAS (G12D, G12R, G12V, G12A, G12C, G12S and G13D). • AMPLIFY-7P is a Phase 1 and Phase 2 study of ELI-002 7P in patients with RAS mutated pancreatic and colorectal tumors after locoregional treatment. It is comprised of: o Phase 1A safety evaluation of ELI-002 7P in which a cohort of ~13 patients received fixed 10.0 mg doses of AMP-CpG adjuvant at one of two AMP-Peptides 7P doses levels (1.4 mg or 4.9 mg); 1A cohort has been completed with no dose-limiting toxicities o Phase 1B dose expansion to evaluate ELI-002 7P in a cohort of ~9-17 patients with colorectal cancer; planned but not currently active o Phase 2 randomized 2:1 study that will assess disease free survival with recommended Phase 2 dose of ELI-002 7P (10.0 mg AMP-CpG with 4.9 mg AMP-peptides 7P) in ~90 patients with PDAC as compared to ~45 patients with PDAC who receive standard of care (observation) with crossover of the observation arm permitted at the time of confirmed radiographic relapse via iRECIST. • Treatment included an immunization period of eight weeks in which six ELI-002 7P doses were administered, followed by a booster period (two months after immunization period) in which 4 additional ELI-002 7P doses were administered over the course of 4 weeks. Follow up continued up to 36 months.

o Patients receive up to 10 doses of Amph-peptides 7P 700 mcg each (4.9 mg total), together with Amph-CpG-7909 (10.0 mg) administered over a five-month treatment period. • Primary endpoint of Phase 1 was safety and Phase 2 is disease free survival per investigator (iRECIST) • Secondary endpoints are biomarker reduction or clearance of ctDNA or if ctDNA was not detectable, serum tumor antigen CA19-9, in the subset with positive baseline values, median overall survival, safety and iRECIST response rate in the crossover subset. • Exploratory endpoints include the association of immunogenicity with high resolution HLA typing and evaluation of tumor-infiltrating T cells and the tumor microenvironment in the event biopsy tissue is available. • A Phase 2 interim analysis is planned using group sequential design for control of overall alpha 0.10. • Inclusion criteria includes: o KRAS mutations (G12D, G12V, G12R, G12C, G12A, G12S or G13D) o Eligible PDAC patients for Phase 2 must be within 6 months of completion of locoregional treatment for up-front resectable pathologically confirmed pancreatic cancer (Stage I-III) with radiographic NED (no evidence of disease). o Phase 2 patients are included regardless of biomarker evidence of recurrent disease, however, those who have not recovered absolute lymphocytes to the normal range following cytotoxic therapy are excluded. About ELI-002 ELI-002 is a structurally novel investigational AMP therapeutic immunotherapy targeting mutant KRAS-driven cancers. KRAS mutations are among the most prevalent human cancers. The seven KRAS driver mutations targeted by the ELI-002 7P formulation are present in 25% of all solid tumors. In particular, 93% of pancreatic ductal adenocarcinoma and 52% of colorectal cancers, those most prevalent in the AMPLIFY- 201 study, are positive for KRAS mutations. In addition, 27% of non-small cell lung cancers are positive for KRAS mutations. ELI-002 is comprised of AMP-modified mutant KRAS peptide antigens and ELI-004, an AMP-modified immune-stimulatory oligonucleotide CpG adjuvant available as an off-the-shelf subcutaneous administration. The AMP mKRAS peptides and AMP CpG are targeted to the lymph node where they can potentially enhance the action of key immune cells. ELI-002 2P is currently being studied in a Phase 1 trial (“AMPLIFY-201”) in patients with high relapse risk mKRAS-driven solid tumors, following surgery and chemotherapy (NCT04853017). ELI-002 7P, is currently being studied in AMPLIFY-7P, a Phase 2 trial in patients with high relapse risk mKRAS-driven solid tumors (NCT05726864). The ELI-002 7P formulation is designed to provide immune response coverage against seven of the most common KRAS mutations, thereby increasing the potential patient population for ELI-002 and potentially reducing the chance of bypass resistance mechanisms.

About Elicio Therapeutics Elicio Therapeutics is a clinical-stage biotechnology company developing a pipeline of novel immunotherapies for the treatment of cancer. By combining expertise in immunology and immunotherapy, Elicio is engineering investigational AMP immunotherapies intended to precisely target and fully engage the lymph nodes, the site in our bodies where the immune response is orchestrated. Elicio is engineering lymph node-targeted AMPlifiers, immunomodulators, adjuvants and vaccines for an array of aggressive cancers. Cautionary Note on Forward-Looking Statements Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding Elicio’s planned clinical programs, including planned clinical trials, the potential of Elicio’s product candidates, and other statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Elicio undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including, but not limited to, Elicio’s plans to develop and commercialize its product candidates, including ELI-002; the timing of the availability of data from Elicio’s clinical trials; and Elicio’s plans to research, develop and commercialize its current and future product candidates. New factors emerge from time to time, and it is not possible for Elicio to predict all such factors, nor can Elicio assess the impact of each such factor on Elicio’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks are more fully discussed in Elicio’s current report on Form 8-K that was filed with the SEC on June 2, 2023 and Elicio’s periodic reports and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to Elicio as of the date of this release. Elicio does not undertake any obligation to update such forward-looking statements to reflect events or circumstances after the date of this release, except to the extent required by law. Media Contact Kristin Politi

LifeSci Communications kpoliti@lifescicomms.com 646-876-4783 Investor Relations Contact Heather DiVecchia Elicio Therapeutics IR@elicio.com 857-209-0153